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                                                                     EXHIBIT 8.1



                                                             Goodwin Procter LLP
                                                              Counsellors at Law
                                                                  Exchange Place
                                                                Boston, MA 02109
                                                                 T: 617.570.1000
                                                                 F: 617.523.1231


                                 March 11, 2003



AvalonBay Communities, Inc.
2900 Eisenhower Avenue, Suite 300
Alexandria, Virginia 22314

Ladies and Gentlemen:

         This opinion is delivered to you in our capacity as counsel to AvalonBay Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), which relates to the sale from time to time of an indeterminate amount of debt securities ("Debt Securities"), shares of preferred stock, par value $.01 per share ("Preferred Stock"), and shares of common stock, par value $.01 per share ("Common Stock"), or any combination of Debt Securities, Preferred Stock and Common Stock (collectively, the "Securities"), having a maximum aggregate public offering price of $750,000,000. The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements to the prospectus contained in the Registration Statement. This opinion relates to the Company's qualification for federal income tax purposes as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), for taxable years commencing with the Company's taxable year ended December 31, 1994.

         We have relied upon the representations of an officer of the Company regarding the manner in which the Company has been and will continue to be owned and operated and the continued accuracy of such representations through the date of this letter. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and that the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement continues to be true. In addition, we have relied on certain additional facts and assumptions described below.


         In rendering the following opinion, we have examined the Company's articles of incorporation, as amended, the Company's bylaws, as amended, its federal income tax returns


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AvalonBay Communities, Inc.
March 11, 2003
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for the taxable years ended December 31, 1994, December 31, 1995, December 31,
1996, December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000, and December 31, 2001, on Form 1120-REIT, and such other records, certificates and documents, each as amended, as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

         In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts,
(v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. We have also assumed, without investigation, that all documents, certificates, representations, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.

         The opinion set forth below is based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof, all as they exist at the date of this letter. All of the foregoing statutes, regulations and interpretations are subject to change, in some circumstances with retroactive effect; any changes to the foregoing authorities might result in modifications of our opinions contained herein.

         Based upon and subject to the foregoing, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution and other requirements of the Code necessary for a corporation to qualify as a REIT, we are of the opinion that commencing with the taxable year ending December 31, 1994, the form of organization of the Company and its operations are such as to enable the Company to qualify as a "real estate investment trust" under the applicable provisions of the Code.

         We express no opinions other than those expressly set forth herein. Furthermore, the Company's qualification as a REIT will depend on the Company meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not review these operations, and no assurance can be given that the actual operations of the Company and its affiliates will meet these requirements or the representations made to us with respect thereto. Our opinions are not binding on the Internal Revenue Service and the Internal Revenue Service may disagree with the opinions contained herein. Except as specifically discussed above,

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AvalonBay Communities, Inc.
March 11, 2003
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the opinion expressed herein is based upon the law as it currently exists.
Consequently, future changes in the law may cause the federal income tax treatment of the transactions described herein to be materially and adversely different from that described above.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                      Very truly yours,

                                                      /s/ Goodwin Procter LLP

                                                      Goodwin Procter LLP